UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2018

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2231 Rutherford Rd, Suite 200
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-7400

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2018, NTN Buzztime, Inc. (we, us, our or the Company) entered into a subscription agreement with certain investors relating to the issuance and sale of an aggregate of 345,772 shares of our common stock at a purchase price of $4.50 per share.

The net proceeds to us from the offering is expected to be approximately $1.4 million, after deducting estimated offering expenses, including placement agent fees. We intend to use the net proceeds for general corporate purposes, which may include working capital, general and administrative expenses, capital expenditures and implementation of strategic priorities.

The closing of the offering is expected to take place on or about June 29, 2018, subject to customary closing conditions.

The shares are being offered and sold pursuant to our effective shelf registration statement on Form S-3 (Registration Statement No. 333-215271) filed with the Securities and Exchange Commission (SEC) on December 22, 2016 and declared effective by the SEC on February 2, 2017, and the base prospectus included therein, as supplemented by a preliminary prospectus supplement filed with the SEC and a prospectus supplement to be filed with the SEC pursuant to Rule 424(b) under the Securities Act in connection with the takedown relating to the offering. A copy of the opinion, including the related consent, of Breakwater Law Group, LLP, relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1.

In connection with the offering, we also entered into a placement agency agreement with Roth Capital Partners, LLC (Roth), pursuant to which Roth agreed to serve as exclusive placement agent for the offering. We agreed to pay Roth a fee equal to 5.0% of the gross proceeds we receive from the sale of the securities in the offering. In addition, we agreed to reimburse Roth for its expenses, including legal expenses, up to $40,000.

The subscription agreement and the placement agency agreement contain customary representations, warranties and agreements by the parties, customary conditions to closing, indemnification obligations of the Company and the placement agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the subscription agreement and in the placement agency agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by such parties. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to such agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by investors. The subscription agreement and in the placement agency agreement are provided with this filing only to provide investors with information regarding the terms of the agreements, and not to provide investors with any other factual information regarding our company or our business, and should be read in conjunction with the disclosures in our periodic reports and other filings with the SEC. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company.

The foregoing description of the terms of the subscription agreement and the placement agency agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the subscription agreement and the placement agency agreement, each of which is attached as an exhibit to this report and is incorporated herein by reference.

Item 8.01	Other Events.

On June 27, 2018, we issued a press release regarding the offering, a copy of which is attached as an exhibit to this report.

Recent Developments

East West Bank Credit Facility. In March 2018, we entered into an amendment to the amended and restated loan and security agreement we entered into with East West Bank on November 29, 2017. This amendment (i) waived our minimum fixed charge coverage ratio covenant default for the fiscal quarter ended December 31, 2017; (ii) suspended the minimum fixed charge coverage ratio covenant until the quarter ending March 31, 2019; and (iii) added a minimum adjusted EBITDA covenant on a trailing six-month period ending March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018. Based on information available to us at this time, the amount of our adjusted EBITDA for the six-month period ending June 30, 2018 may be less than the target amount of the minimum adjusted EBITDA for such period under the applicable covenant, which is $1.2 million. The shortfall is not expected to be a significant amount and, if we are not compliant with such covenant, we will request a waiver from the lender for such default. Based on current discussions with the lender, we anticipate that such waiver will be granted, however, no assurances can be given in this regard. In accordance with the terms of the amended and restated loan and security agreement, beginning with the payment due on June 30, 2018, our payments under this credit facility will become principal and interest, whereas they have historically been interest only.

Buffalo Wild Wings. In March 2017, Buffalo Wild Wings chose us to be its provider of digital menu, order, and payment functionality. In November 2017, we expected to begin rolling out our improved tablet platform system at certain Buffalo Wild Wings locations during the first quarter of 2018 and, after an initial set of locations was running smoothly, throughout the rest of the Buffalo Wild Wings corporate and franchise locations with which we had partnered. Due to the acquisition of Buffalo Wild Wings by Arby’s Restaurant Group, Inc. (which renamed itself Inspire Brands Inc.) in February 2018 and to the attendant changes with Buffalo Wild Wings’ operations, the rollout of our expanded functionality tablet platform system was put on hold to allow its new ownership to assess all the programs at Buffalo Wild Wings. Since that time, we have been working with Inspire Brands as it integrates Buffalo Wild Wings into its portfolio and determines its brand priorities. Our updated tablet platform system is currently live at 31 Buffalo Wild Wings locations with our order, payment and guest insights functionality. We continue to believe that a long-term relationship with Inspire Brands presents numerous opportunities as it intends to add several more brands to its portfolio, and that our discussions with Inspire Brands have been going well. At this time we are not certain to what extent or which of our offerings, if any, will fit within its updated brand strategy, or when it will make this determination. Aside from existing contractual obligations under agreements we have entered into in the ordinary course of business, Inspire Brands has no obligation to continue or to expand our current relationship. We continue to believe our player engagement and loyalty as well as expanded product offerings will offer us a way to continue supporting the Buffalo Wild Wings brand under the Inspire Brands umbrella.

Risk Factors

An investment in our common stock involves a high degree of risk. The risks and uncertainties described under Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2017 and Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 together with all other information contained or incorporated by reference in those reports, should be considered carefully before making any decision to invest in our common stock. If any of the risks described therein or below were to occur, our business, financial condition, results of operations and our future growth prospects could be materially and adversely affected, and the trading price of our common stock could decline, resulting in a loss of all or part of any investment in our common stock. Except as set forth below, as of the date of this report, we do not believe that there have been any material changes to the risk factors previously disclosed in our Annual Report and Quarterly Report referenced above other than as stated below.

If we fail to satisfy our financial covenants to our primary lender, the lender may declare a default, which could lead to all payment obligations becoming immediately due and payable and have a material adverse effect on our financial condition and business.

Our amended and restated loan and security agreement with East West Bank contains certain financial covenants with which we must comply, including minimum adjusted EBITDA, minimum liquidity and a maximum senior leverage ratio, and beginning with the quarter ending March 31, 2019, a minimum fixed charge coverage ratio. If we fail to satisfy these covenants, East West Bank may declare a default, which could lead to all payment obligations becoming immediately due and payable and have a material adverse effect on our financial condition and business. East West Bank has a first-priority security interest in all our existing and future personal property, including our intellectual property, subject to limited exceptions. Accordingly, in an event of a default, East West Bank could dispose of such assets to satisfy our payment obligations.

As of March 31, 2018, we were in compliance with all covenants. However, there can be no assurance we will be in compliance with all covenants in the future, including due to including due to events or conditions outside of our control. For example, fluctuations in our operating results, such as may result from delays in or failure on the part of Inspire Brands Inc. to maintain or expand our relationship with Buffalo Wild Wings as was anticipated before its acquisition, could result in violation of the adjusted EBITDA covenant under our amended and restated loan and security agreement. Even though it has done so previously, East West Bank may not be willing to waive future incidences of covenant default. Based on information available to us at this time, the amount of our adjusted EBITDA for the six-month period ending June 30, 2018 may be less than the target amount of the minimum adjusted EBITDA for such period under the applicable covenant, which is $1.2 million. The shortfall is not expected to be a significant amount and, if we are not compliant with such covenant, we will request a waiver from East West Bank for such default. There is no assurance that East West Bank will grant such waiver.

Our cash flow may not cover our capital needs and we may need to raise additional funds in the future. Such funds may not be available when needed, on acceptable terms or at all and, if available, may dilute current stockholders.

As of March 31, 2018, we had cash and cash equivalents of $2,635,000. We have borrowed substantially all amounts available to us under existing credit facilities and, subject to limited exceptions, our loan and security agreement with East West Bank prohibits us from borrowing additional amounts from other lenders. As of March 31, 2018, $4,500,000 was outstanding under that loan agreement, of which $1,500,000 is recorded in current portion of long-term debt and $3,000,000 is recorded in long-term debt on our consolidated balance sheet. The loan matures on November 29, 2020. Payments are interest only until the payment due on June 30, 2018, at which time we are required to make principal plus interest payments. In addition, as of March 31, 2018, $442,000 was outstanding under a financing arrangement with an equipment lender and recorded in current portion of long-term debt on our consolidated balance sheet.

Our ability to meet our debt service obligations and to fund working capital, capital expenditures and investments in our business, will depend upon our future performance, which will depend on many factors, including:

●	our ability to generate cash from operating activities;

●	acceptance of, and demand for, our interactive games and entertainment;

●	the costs of continuing to develop and implement our BEOND tablet platform and product line;

●	the costs of developing new entertainment content, products, or technology or expanding our offering to new media platforms such as the internet and mobile phones;

●	the extent to which we invest in the creation of new entertainment content and new technology; and

●	the number and timing of acquisitions and other strategic transactions, if any.

In addition, in order to fully execute on our long-term strategic initiatives, we believe we will likely require additional funding in the future.

We cannot ensure that we will generate cash flow from operations in an amount sufficient to enable us to meet our debt service obligations or to fund our working capital needs, capital expenditures and investments in our business. East West Bank has a first-priority security interest in all our existing and future personal property, including our intellectual property, subject to limited exceptions, and our equipment lender has a first-priority security interest in the equipment we purchased with the funds borrowed, subject to a subordination agreement with East West Bank. If we default on our monthly payment obligations to our lenders, and our debt obligations become immediately due and payable in full, our lenders may dispose of our personal property to satisfy our payment obligations. If we need to raise additional funds in the future, such funds may not be available when needed, on acceptable terms, or at all. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences, and privileges senior to those of our existing stockholders. If we cannot raise funds on acceptable terms, or at all, we may not be able to continue to develop and implement our BEOND technology platform and product line, develop or enhance our other products and services, successfully execute our business plan or any or all of our strategic initiatives, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements.

We receive a significant portion of our revenues from Buffalo Wild Wings, and any decrease in the amount of their business could materially and adversely affect our cash flow and revenue.

For the year ended December 31, 2017, Buffalo Wild Wings corporate-owned restaurants and its franchisees accounted for approximately 41%, or $8,678,000, of our total revenue. For the three months ended March 31, 2018, Buffalo Wild Wings corporate-owned restaurants and its franchisees accounted for approximately 49%, or $2,798,000, of our total revenue. As of March 31, 2018 and December 31, 2017, approximately $504,000 and $191,000, respectively, was included in accounts receivable from Buffalo Wild Wings corporate-owned restaurants and its franchisees.

In March 2017, Buffalo Wild Wings chose us to be its provider of digital menu, order, and payment functionality. In November 2017, we expected to begin rolling out our improved tablet platform system at certain Buffalo Wild Wings locations during the first quarter of 2018 and, after an initial set of locations was running smoothly, throughout the rest of the Buffalo Wild Wings corporate and franchise locations with which we had partnered. Due to the acquisition of Buffalo Wild Wings by Arby’s Restaurant Group, Inc. (which renamed itself Inspire Brands Inc.) in February 2018 and to the attendant changes with Buffalo Wild Wings’ operations, the rollout of our expanded functionality tablet platform system was put on hold to allow its new ownership to assess all the programs at Buffalo Wild Wings. Since that time, we have been working with Inspire Brands as it integrates Buffalo Wild Wings into its portfolio and determines its brand priorities. Our updated tablet platform system is currently live at 31 Buffalo Wild Wings locations with our order, payment and guest insights functionality. We continue to believe that a long-term relationship with Inspire Brands presents numerous opportunities as it intends to add several more brands to its portfolio, and that our discussions with Inspire Brands have been going well. At this time we are not certain to what extent or which of our offerings, if any, will fit within its updated brand strategy, or when it will make this determination. Aside from existing contractual obligations under agreements we have entered into in the ordinary course of business, Inspire Brands has no obligation to continue or to expand our current relationship. We continue to believe our player engagement and loyalty as well as expanded product offerings will offer us a way to continue supporting the Buffalo Wild Wings brand under the Inspire Brands umbrella.

If we are unable to maintain or expand our current relationship with Buffalo Wild Wings (now under the Inspire Brands umbrella) or its franchisees, we could lose a significant portion of our revenues, which could materially and adversely affect our operating results and cash flows. In addition, inability to demonstrate Buffalo Wild Wings as a strategic user of our expanded functionality tablet platform system could negatively impact achievement of our chain customer site growth goals. Likewise, if any other customer who may in the future represent a significant portion of our revenue were to breach or terminate their subscriptions or otherwise decrease the amount of business they transact with us, we could lose a significant portion of our revenues and cash flow.

Forward-Looking Statements

Certain statements in this report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the expected settlement of the sale and purchase of securities described herein, our receipt of net proceeds therefrom and our future financial performance or position. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from expectations indicated by these forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our ability to satisfy applicable closing conditions under the subscription agreement and the placement agency agreement and the risks described in this report and in our other reports filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
1.1	Placement Agency Agreement, dated June 27, 2018, by and between NTN Buzztime, Inc. and Roth Capital Partners, LLC.
5.1	Opinion of Breakwater Law Group, LLP
10.1	Form of Subscription Agreement, dated June 27, 2018, by and among NTN Buzztime, Inc. and the investor parties thereto
23.1	Consent of Breakwater Law Group, LLP (included in Exhibit 5.1)
99.1	Press Release of NTN Buzztime, Inc. dated June 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

Date: June 27, 2018	By:	/s/ Allen Wolff
Allen Wolff
Chief Financial Officer & Executive Vice President